Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408

AngioDynamics Reports Fiscal 2023 First Quarter
Financial Results; Reaffirms Guidance

Fiscal Year 2023 First Quarter Highlights
•	Net sales of $81.5 million increased 5.9% compared to the prior-year quarter
o	Med Tech net sales of $22.8 million increased 29.6%
o	Med Device net sales of $58.7 million decreased 1.1%
•	Gross margin of 51.9% declined 20 basis points year over year
•	GAAP loss per share of $0.33 and adjusted loss per share of $0.06
•	The Company commenced the Full Market Release of the AlphaVac F18 Mechanical Thrombectomy device

Latham, New York, October 6, 2022 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients, today announced financial results for the first quarter of fiscal year 2023, which ended August 31, 2022.

“We are pleased with our performance during the quarter as we continued to deliver on our long-term strategic objectives,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “The challenging and uncertain macro environment continued during our first fiscal quarter of 2023, with persistent inflation, as well as hospital staffing and procedural pressures.  Our commitment to executing our strategic plan based on our key growth drivers: Auryon, AngioVac, AlphaVac and NanoKnife, enabled us to build on the momentum we generated in fiscal 2022 to deliver solid results even in the face of this challenging environment.”

First Quarter 2023 Financial Results

Net sales for the first quarter of fiscal 2023 were $81.5 million, an increase of 5.9% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company's net sales in the quarter.

Med Tech net sales were $22.8 million, a 29.6% increase from the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform. Growth was driven by Auryon sales during the quarter of $8.8 million, which increased 50.0%, thrombectomy sales of $10.0 million, which increased 31.8% and NanoKnife disposable sales, which increased 12.3% compared to the first quarter of fiscal 2022.

Med Device net sales were $58.7 million, a decline of 1.1% compared to the prior-year period.

U.S. net sales in the first quarter of fiscal 2023 were $69.0 million, an increase of 7.1% from $64.5 million a year ago. International net sales were $12.5 million roughly flat compared to a year ago.

Gross margin for the first quarter of fiscal 2023 was 51.9%, a decrease of 20 basis points compared to the first quarter of fiscal 2022. Gross margin for the Med Tech business was 63.2%, a decline of 220 basis points from the first quarter of fiscal 2022.  Gross margin for the Med Device business was 47.5%, a decline of 70 basis points compared to the first quarter of fiscal 2022.  Gross margin was negatively impacted by macro forces including labor shortages and increased costs for labor, raw materials and freight.

The Company recorded a net loss of $13.0 million, or a loss per share of $0.33, in the first quarter of fiscal 2023. This compares to a net loss of $7.0 million, or a loss per share of $0.18, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the first quarter of fiscal 2023 was $2.5 million, and adjusted loss per share was $0.06, compared to adjusted net loss of $0.9 million and adjusted loss per share of $0.02 in the prior-year period.

Adjusted EBITDA in the first quarter of fiscal 2023, excluding the items shown in the reconciliation table below, was $3.0 million, compared to adjusted EBITDA of $3.6 million in the first quarter of fiscal 2022.

In the first quarter of fiscal 2023, the Company used $24.7 million in operating cash, had capital expenditures of $0.8 million and additions to Auryon placement and evaluation units of $2.2 million.

On August 31, 2022, the Company had $24.6 million in cash and cash equivalents, compared to $28.8 million in cash and cash equivalents on May 31, 2022.

During the first quarter, the Company refinanced its credit facility.  The new credit facility provides for a $75 million secured revolving credit facility with a maturity date of August 30, 2027 and a $30 million delayed-draw term loan.  The proceeds of the delayed-draw term loan may be used for general corporate purposes, including primarily to finance the manufacturing costs of the Auryon laser capital equipment of AngioDynamics and its subsidiaries. The Company had $25.0 million outstanding on the delayed-draw term loan and $25.0 million outstanding under its revolving credit facility at August 31, 2022.

Fiscal Year 2023 Financial Guidance

Management is reaffirming its previously issued fiscal year 2023 guidance.  Management expects net sales to be in the range of $342 to $348 million, gross margin to be approximately 52.5% to 54.5% and adjusted earnings per share in the range of $0.01 to $0.06 as it continues to invest in new product launches to drive future growth.

Conference Call

The Company's management will host a conference call today at 8:00 a.m. ET to discuss its first quarter results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13732702.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Thursday, October 6, 2022, until 11:59 p.m. ET on Thursday, October 13, 2022. To listen to this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13732702.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDA, adjusted net income and adjusted earnings per share.

Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," “projects”, "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2022. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended
	Aug 31, 2022	Aug 31, 2021
	(unaudited)

Net sales	$81,537	$76,971
Cost of sales (exclusive of intangible amortization)	39,232	36,832
Gross profit	42,305	40,139
% of net sales	51.9%	52.1%

Operating expenses
Research and development	8,333	7,394
Sales and marketing	26,543	24,446
General and administrative	10,101	8,943
Amortization of intangibles	4,837	4,821
Change in fair value of contingent consideration	211	195
Acquisition, restructuring and other items, net	5,581	2,440
Total operating expenses	55,606	48,239
Operating loss	(13,301)	(8,100)
Interest expense, net	(381)	(156)
Other expense, net	(175)	(352)
Total other expense, net	(556)	(508)
Loss before income tax benefit	(13,857)	(8,608)
Income tax benefit	(853)	(1,636)
Net loss	$(13,004)	$(6,972)

Loss per share
Basic	$(0.33)	$(0.18)
Diluted	$(0.33)	$(0.18)

Weighted average shares outstanding
Basic	39,302	38,734
Diluted	39,302	38,734

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss:

	Three Months Ended
	Aug 31, 2022	Aug 31, 2021
	(unaudited)

Net loss	$(13,004)	$(6,972)

Amortization of intangibles	4,837	4,821
Change in fair value of contingent consideration	211	195
Acquisition, restructuring and other items, net (1)	5,581	2,440
Tax effect of non-GAAP items (2)	(111)	(1,371)
Adjusted net loss	$(2,486)	$(887)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Loss Per Share:

	Three Months Ended
	Aug 31, 2022	Aug 31, 2021
	(unaudited)

Diluted loss per share	$(0.33)	$(0.18)

Amortization of intangibles	0.12	0.12
Change in fair value of contingent consideration	0.01	0.01
Acquisition, restructuring and other items, net (1)	0.14	0.06
Tax effect of non-GAAP items (2)	—	(0.03)
Adjusted diluted loss per share	$(0.06)	$(0.02)

Adjusted diluted sharecount (3)	39,302	38,734

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended August 31, 2022 and 2021.

(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended
	Aug 31, 2022	Aug 31, 2021
	(unaudited)

Net loss	$(13,004)	$(6,972)

Income tax benefit	(853)	(1,636)
Interest expense, net	381	156
Depreciation and amortization	7,621	6,958
Change in fair value of contingent consideration	211	195
Stock based compensation	3,024	2,429
Acquisition, restructuring and other items, net (1)	5,581	2,440
Adjusted EBITDA	$2,961	$3,570

Per diluted share:
Adjusted EBITDA	$0.08	$0.09

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended
	Aug 31, 2022	Aug 31, 2021	% Growth	Currency Impact	Constant Currency Growth

	(unaudited)
Net Sales
Med Tech	$ 22,817	$ 17,607	29.6%
Med Device	58,720	59,364	(1.1)%
	$ 81,537	$ 76,971	5.9%	0.6%	6.5%

Net Sales by Geography
United States	$ 69,023	$ 64,464	7.1%
International	12,514	12,507	0.1%	3.7%	3.8%
	$ 81,537	$ 76,971	5.9%	0.6%	6.5%

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)
	Three Months Ended
	Aug 31, 2022	Aug 31, 2021	% Change
	(unaudited)
Med Tech	$14,429	$11,517	25.3%
Gross profit % of sales	63.2%	65.4%

Med Device	$27,876	$28,622	(2.6)%
Gross profit % of sales	47.5%	48.2%

Total	$42,305	$40,139	5.4%
Gross profit % of sales	51.9%	52.1%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Aug 31, 2022	May 31, 2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$24,564	$28,825
Accounts receivable, net	53,586	52,304
Inventories	57,609	51,392
Prepaid expenses and other	15,612	10,824
Total current assets	151,371	143,345
Property, plant and equipment, net	46,189	45,005
Other assets	11,078	10,963
Intangible assets, net	147,976	152,380
Goodwill	201,038	201,058
Total assets	$557,652	$552,751
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$29,258	$28,047
Accrued liabilities	25,558	34,842
Current portion of contingent consideration	8,892	8,783
Other current liabilities	2,682	2,652
Total current liabilities	66,390	74,324
Long-term debt	49,798	25,000
Deferred income taxes	15,115	16,037
Contingent consideration	8,266	8,165
Other long-term liabilities	4,042	4,736
Total liabilities	143,611	128,262
Stockholders' equity	414,041	424,489
Total Liabilities and Stockholders' Equity	$557,652	$552,751

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	Aug 31, 2022	Aug 31, 2021
	(unaudited)
Cash flows from operating activities:
Net loss	$(13,004)	$(6,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,660	6,997
Non-cash lease expense	621	602
Stock based compensation	3,024	2,429
Change in fair value of contingent consideration	211	195
Deferred income taxes	(907)	(1,690)
Change in accounts receivable allowances	45	(44)
Fixed and intangible asset impairments and disposals	87	30
Other	(96)	(46)
Changes in operating assets and liabilities:
Accounts receivable	(1,425)	(36)
Inventories	(6,238)	(670)
Prepaid expenses and other	(5,733)	(3,354)
Accounts payable, accrued and other liabilities	(8,990)	(6,345)
Net cash used in operating activities	(24,745)	(8,904)
Cash flows from investing activities:
Additions to property, plant and equipment	(809)	(1,021)
Additions to placement and evaluation units	(2,227)	(4,471)
Acquisition of intangibles	(540)	—
Cash paid in acquisition	—	(3,600)
Net cash used in investing activities	(3,576)	(9,092)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt	70,000	5,000
Repayment of long-term debt	(45,000)	—
Deferred financing costs on long-term debt	(706)	—
Proceeds from exercise of stock options and employee stock purchase plan	82	446
Net cash provided by financing activities	24,376	5,446
Effect of exchange rate changes on cash and cash equivalents	(316)	(139)
Decrease in cash and cash equivalents	(4,261)	(12,689)
Cash and cash equivalents at beginning of period	28,825	48,161
Cash and cash equivalents at end of period	$24,564	$35,472